Exhibit 99.1

ImClone Systems Incorporated (ticker: IMCL, exchange: NASDAQ) News Release - 6/1/03
Bristol-Myers Squibb and ImClone Systems Issue Joint Statement on Merck KGaA - 007
Study Data Presented at the American Society of Clinical Oncology (ASCO) Annual Meeting

Abstract 1012

CHICAGO, June 1 /PRNewswire-FirstCall/ -- Bristol-Myers Squibb Company (NYSE: BMY) and ImClone Systems Incorporated (Nasdaq: IMCLE) are encouraged by the findings of the Merck KGaA-sponsored study of the investigational IgG1 monoclonal antibody ERBITUX(TM) (cetuximab) in patients with epidermal growth factor receptor (EGFR)-expressing metastatic colorectal cancer, as presented today at the American Society of Clinical Oncology (ASCO) Annual Meeting. The companies plan to discuss these study findings with the Food and Drug Administration (FDA) as they relate to the U.S. filing for cetuximab in advanced colorectal cancer.

The study was a randomized, two-arm, multi-center Phase II trial evaluating cetuximab monotherapy and the combination of cetuximab and irinotecan in 329 patients with irinotecan-refractory, EGFR-expressing colorectal cancer. In the combination therapy arm, study findings showed a 22.9 percent response rate, 4.1 month median time to progression and 55.5 percent overall rate of disease control. Results of the cetuximab monotherapy treatment group showed a 10.8 percent response rate, 1.5 month median time to progression and 32.4 percent overall rate of disease control. Median survival time was 8.6 months for patients treated with the combination therapy and 6.9 months in patients treated with cetuximab monotherapy. The differences in response rate and median time to progression were statistically significant. The most common severe toxicities reported in the study were diarrhea (21.2 percent in the combination treatment arm vs. 1.7 percent in the monotherapy group) and acne-like rash (9.4 percent vs. 5.2 percent). Severe allergic reactions were reported in four patients.

ImClone Systems and Bristol-Myers Squibb believe that cetuximab has the potential to be an important treatment for patients with EGFR-expressing colorectal cancer. The companies are committed and working together to move cetuximab through the U.S. regulatory approval process.

In December 1998, ImClone Systems and Merck KGaA entered into a license agreement under which Merck KGaA was granted the right to develop cetuximab outside of the United States and Canada and the co-exclusive right to develop cetuximab in Japan.

About ERBITUX (Cetuximab)

Cetuximab is an investigational IgG1 monoclonal antibody designed to target and block the Epidermal Growth Factor Receptor (EGFR), which is expressed on the surface of certain cancer cells in multiple tumor types. Cetuximab is designed to bind to EGFR and prevent natural ligands called growth factors from binding to the receptor and inducing phosphorylation, i.e., activation of signaling to the tumor. The most common drug-related adverse events reported in clinical trials of cetuximab have been an acne-like rash and asthenia. Severe allergic reactions may occur in a small percentage of patients. Additional information about cetuximab can be found at www.cetuximab.com.

About ImClone Systems Incorporated

ImClone Systems Incorporated is committed to advancing oncology care by developing a portfolio of targeted biologic treatments, designed to address the medical needs of patients with cancer. The Company's three programs include growth factor blockers, angiogenesis inhibitors and cancer vaccines. ImClone Systems' strategy is to become a fully integrated biopharmaceutical company, taking its development programs from the research stage to the market. ImClone Systems is headquartered in New York City with additional administration, manufacturing and laboratory facilities in Somerville, New Jersey and Brooklyn, New York.

The matters discussed in this news release may include forward-looking statements which involve potential risks and uncertainties. Important factors that may cause actual results to differ materially include, but are not limited to, the risks and uncertainties associated with completing pre- clinical and clinical trials of the Company's compounds that demonstrate such compounds' safety and effectiveness; obtaining additional financing to support the Company's operations; obtaining and maintaining regulatory approval for such compounds and complying with other governmental regulations applicable to the Company's business; obtaining the raw materials necessary in the development of such compounds; consummating and maintaining collaborative arrangements with corporate partners for product development; achieving milestones under collaborative arrangements with corporate partners; developing the capacity to manufacture, market and sell the Company's products, either directly or with collaborative partners; developing market demand for and acceptance of such products; competing effectively with other pharmaceutical and biotechnological products; obtaining adequate reimbursement from third party payers; attracting and retaining key personnel; legal costs and the outcome of outstanding legal proceedings and investigations; obtaining patent protection for discoveries and risks associated with commercial limitations imposed by patents owned or controlled by third parties. The Company does not undertake any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

About Bristol-Myers Squibb

Bristol-Myers Squibb Oncology is dedicated to the discovery, development and exhaustive exploration of innovative cancer fighting therapies that extend and enhance the lives of patients living with cancer. More than 40 years ago, Bristol-Myers Squibb built a unified vision for the future of cancer treatment. With expertise, dedication and resolve, that vision led to the development of a diverse global portfolio of anti-cancer therapies that are today's cornerstone of care. Today, thousands of scientists at Bristol-Myers Squibb's Pharmaceutical Research Institute are studying ways to improve current treatments and identify better, more effective medicines for the future.

Bristol-Myers Squibb is a global pharmaceutical and related health care products company whose mission is to extend and enhance human life.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. These factors include, among other things, market factors, competitive product development, governmental regulations and legislation, patent positions and litigation. There can be no guarantee that the clinical trials described in this release will be successful. Accordingly, there can be no guarantee that ERBITUX will receive regulatory approval or, if approved, will prove to be commercially successful. For further details and a discussion of these risks and uncertainties, see the company's Securities and Exchange Commission filings, including the company's 2002 annual report on Form 10-K. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Media and Investor Contact:
Tracy Furey Andrea Rabney
Corporate Affairs Corporate Communications
Bristol-Myers Squibb ImClone Systems Incorporated
On-site pager: (877) 361-2590 Tel: (646) 638-5058
Tracy.Furey@bms.com Andrea.Rabney@imclone.com Kathy Baum Jason Farber
Corporate Affairs Corporate Communications
Bristol-Myers Squibb ImClone Systems Incorporated
On-site pager: (877) 232-1908 (646) 638-5063
Kathy.Baum@bms.com Jason.Farber@imclone.com John Elicker
Investor Relations
Bristol-Myers Squibb
Tel: (212) 546-3775
John.Elicker@bms.com

SOURCE Bristol-Myers Squibb Company; ImClone Systems Incorporated
-0-                                                      06/01/2003
/CONTACT: Media and Investor Contacts - Tracy Furey, On-site pager,
+1-877-361-2590, Tracy.Furey@bms.com, or Kathy Baum, On-site pager,
+1-877-232-1908, Kathy.Baum@bms.com, both of Corporate Affairs for Bristol-
Myers Squibb, or Investor Relations - John Elicker of Bristol-Myers Squibb,
+1-212-546-3775, John.Elicker@bms.com; Andrea Rabney, +1-646-638-5058,
Andrea.Rabney@imclone.com, or Jason Farber, +1-646-638-5063,
Jason.Farber@imclone.com, both of ImClone Systems Incorporated, Corporate
Communications/
/Web site: http://www.cetuximab.com /
(BMY IMCLE)

CO: Bristol-Myers Squibb Company; ImClone Systems Incorporated
ST: Illinois
IN: HEA MTC BIO
SU:

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